Exhibit 1.1

Execution Copy

8,050,000 Shares of Common Stock

Point Therapeutics, Inc.

(a Delaware corporation)

Common Stock

Underwriting Agreement

November 21, 2005

Pacific Growth Equities, LLC

CIBC World Markets Corp.

As Representatives of the several Underwriters

c/o Pacific Growth Equities, LLC
One Bush Street, Suite 1700

San Francisco, California 94104

Ladies and Gentlemen:

Point Therapeutics, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the Underwriters named in Schedule I annexed hereto (the “Underwriters”) an aggregate of 8,050,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of the Company (the “Firm Shares”).  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,207,500 shares of Common Stock (the “Option Shares”).  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively referred to as the “Offered Securities.”

1.          Representations and Warranties.  The Company represents and warrants to, and agrees with, the Underwriters as set forth below in this Section.

(a)        A registration statement on Form S-3 (No. 333-121393) relating to the Offered Securities, including a form of prospectus (the “initial registration statement”), has been filed with the Securities and Exchange Commission (the “Commission”) and has been declared effective under the Securities Act of 1933, as amended (collectively, the “Act”), and is not, as of the date hereof, proposed to be amended.  For purposes of this Underwriting Agreement, “Effective Time” with respect to the initial registration statement means the date and time that the initial registration statement was declared effective by the Commission.  “Effective Date” with respect to the initial registration statement means the date of the Effective Time thereof.  The initial registration statement, at its Effective Time, including all material incorporated by reference therein, is hereinafter referred to as the “Registration Statement.”  Prior to the execution of this Underwriting Agreement, the Company will file with the Commission pursuant to Rule 424(b) under the Act (“Rule 424(b)”) a preliminary prospectus supplement relating to the Offered Securities (the “Preliminary Prospectus Supplement”) and after the execution of this Underwriting Agreement and within the time required by Rule 424(b), the Company will file with the Commission pursuant to Rule 424(b) a final prospectus supplement relating to the Offered Securities (the “Final Prospectus Supplement”), in each case together with the related prospectus dated January 12, 2005 (the “Base Prospectus”).  The Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Base Prospectus will be in the form furnished to the Underwriters prior to the date hereof, or, to the extent not completed at the time of execution of this Underwriting Agreement, shall contain only such specific additional information and other changes as the Company has advised the Underwriters.  The Preliminary Prospectus Supplement, the Final Prospectus Supplement and the Base Prospectus, each in the form furnished to the Underwriters in accordance with the foregoing sentence for use in connection with the offering of the Offered Securities, including all material incorporated by reference therein, are hereinafter referred to, collectively, as the “Prospectus.”  No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.  References herein to amendments or supplements to the Registration Statement or the Prospectus shall mean and include any document filed with the Commission on or after the date of this Underwriting Agreement that are incorporated or deemed to be incorporated by reference in the Registration Statement or the Prospectus pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)        On the Effective Date of the Registration Statement, the Registration Statement complied in all material respects with the requirements of the Act and the rules and regulations of the Commission (the “Rules and Regulations”) and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made (with respect to the Prospectus and any supplement or amendment thereto) not misleading.  On the date of this Underwriting Agreement, the Registration Statement, the Preliminary Prospectus Supplement and the Base Prospectus comply, and at the time of filing of the Final Prospectus Supplement pursuant to Rule 424(b), the Registration Statement and the Prospectus will comply, in all material respects with the requirements of the Act and the Rules and Regulations, and none of such documents contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriters for inclusion in the Registration Statement or the Prospectus.

(c)        The Company and Point Therapeutics Massachusetts, Inc. (the “Subsidiary”) have been duly incorporated and are validly existing corporations in good standing under the laws of Delaware and Massachusetts, respectively, with full power and authority (corporate and other) to own, lease and operate, as the case may be, their respective properties and conduct their respective businesses as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in Massachusetts, which is the only jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing might not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the financial condition, business, properties, or results of operations of the Company (“Material Adverse Effect”).  The Company has not received a written notification that any proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification, and to the Company’s knowledge, no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.  The Company is in possession of and operating in material compliance with all authorizations, licenses, certificates, consents, orders and permits from state, federal and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect.  Neither the Company nor the Subsidiary is (A) in violation of its charter or bylaws, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness, or in any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which it or its properties may be bound, or (C), to its knowledge, in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company, the Subsidiary or over any of their respective properties, except, in the case of clauses (B) and (C), where such breaches, defaults or violations might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the Subsidiary and those entities listed in Schedule III. The entities listed in Schedule III are dormant “shell” corporations with substantially no business other than business related to the winding up of their respective affairs.  The Company has no exposure to liabilities in connection with the winding up of the affairs of its dormant subsidiaries and the Company is not liable for any tax or other obligations of its dormant subsidiaries under the laws of the jurisdiction where the dormant subsidiaries were incorporated or otherwise, except where such liabilities would not have a Material Adverse Effect.

(d)        The Company has all requisite corporate power and authority to enter into this Underwriting Agreement and perform the transactions contemplated hereby.  This Underwriting Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  The performance of this Underwriting Agreement and the consummation of the transactions herein contemplated will not result in (A) any violation of the charter or bylaws of the Company or the Subsidiary (B) a breach or violation of any of the terms and provisions of, or constitute a default under (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, including without limitation any sale and leaseback arrangement, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or the Subsidiary is a party or by which they or any of their respective properties may be bound or (ii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the Subsidiary or any of their respective properties, except in the case of clauses (B)(i) and (B)(ii), such defaults or violations which might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  No consent, approval, authorization or order of or qualification with any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or over its properties is required for the execution and delivery of this Underwriting Agreement and the consummation by the Company of the transactions herein contemplated, except such consents (i) that will be obtained prior to the Closing Date (as defined in Section 2) and (ii) as may be required under the Act, the Exchange Act (if applicable), the Rules and Regulations, or under state or other securities or blue sky laws, or the National Association of Securities Dealers, Inc. (the “NASD”), all of which requirements will be satisfied in all material respects at or prior to the Closing Date.

(e)        Except as disclosed in the Registration Statement or the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiary or, to the Company’s knowledge, any of their respective directors or officers is a party or of which any of their respective properties is subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which, if adversely decided, would be reasonably likely to result in a judgment, decree or order having a Material Adverse Effect or prevent consummation of the transactions contemplated hereby.  There are no agreements, contracts, leases or documents of the Company or the Subsidiary of a character required to be described or referred to in, or filed as an exhibit to, the Registration Statement or the Prospectus by the Act, the Exchange Act or the Rules and Regulations which have not been accurately described in all material respects in, or filed as an exhibit to, the Registration Statement or the Prospectus.

(f)         All outstanding shares of capital stock of the Company and the Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities.  The Company owns all of the outstanding shares of the Subsidiary.  The authorized and outstanding capital stock of the Company as set forth in the Prospectus conforms in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the capitalization of the Company). The Offered Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Underwriting Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Underwriting Agreement, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. No preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Offered Securities or the issuance and sale thereof, other than those that have been expressly waived prior to the date hereof, those that will have been expressly waived prior to the Closing Date (as defined in Section 2 below), and those that will automatically expire upon or will not apply to the consummation of the transactions contemplated on the Closing Date.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Offered Securities, except as may be required under state or other securities or blue sky laws, or the NASD.  Except as disclosed in the Prospectus and the financial statements of the Company, and the related notes thereto, included or incorporated by reference in the Prospectus, the Company does not have outstanding any options to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock or any such options, rights, registration rights, convertible securities or obligations.  The description of the Company’s stock option plans, employee stock purchase plans or similar arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(g)        The Company meets the eligibility requirements for the use of Commission Form S-3.  When filed with the Commission, all of the Company’s Exchange Act reports incorporated by reference into the Prospectus conformed, to the extent applicable, in all material respects to the requirements of the Exchange Act and the Rules and Regulations.

(h)        Ernst & Young LLP, whose report on the financial statements of the Company is filed with the Commission and is incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.  Except as described in the Registration Statement and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, to the Company’s knowledge, Ernst & Young LLP has not engaged in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

(i)         The financial statements of the Company, together with the related schedules and notes, included in the Registration Statement and the Prospectus:  (i) present fairly, in all material respects, the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified; (ii) have been prepared in compliance with requirements of the Act and the Rules and Regulations and in conformity with generally accepted accounting principles in the United States applied on a consistent basis during the periods presented and the schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein (provided, however, that the statements that are unaudited are subject to normal year-end adjustments and do not contain certain footnotes required by generally accepted accounting principles); (iii) comply with the antifraud provisions of the Federal securities laws; and (iv) describe accurately, in all material respects, the controlling principles used to form the basis for their presentation.  There are no financial statements (historical or pro forma) and/or related schedules and notes that are required to be included in the Registration Statement and the Prospectus that are not included as required by the Act, the Exchange Act and/or the Rules and Regulations.

(j)         Subsequent to the dates as of which information is given in the Prospectus, and except as otherwise disclosed in any document filed with the Commission pursuant to the Exchange Act on or after the date of the Base Prospectus, there has not been (i) any change, development or event that might reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company or the Subsidiary, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, or (vi) any loss or damage (whether or not insured) to the property of the Company that has been sustained or will have been sustained that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)        Except as set forth in the Registration Statement or the Prospectus:  (i) the Company has good and marketable title to all properties and assets described in the Registration Statement and Prospectus as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (ii) the agreements to which the Company is a party described in the Registration Statement and the Prospectus are valid agreements, enforceable by the Company, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and, to the Company’s knowledge, the other contracting party or parties thereto are not in material breach or material default under any of such agreements; and (iii) the Company has valid and enforceable leases, including without limitation any leases that are the subject of any sale and leaseback arrangement, for all properties described in the Registration Statement and the Prospectus as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.  Except as set forth in the Registration Statement and the Prospectus, the Company owns or leases all such properties as are necessary to its operations as now conducted or as proposed to be conducted.

(l)         The Company and the Subsidiary have timely filed all Federal, state and foreign income and franchise tax returns required to be filed by the Company and the Subsidiary on or prior to the date hereof, and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the Company’s knowledge, might be asserted against the Company or the Subsidiary that might reasonably be expected to have a Material Adverse Effect.  All tax liabilities are adequately provided for on the books of the Company.

(m)       The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(n)        Except as described in the Prospectus, the Company’s Board of Directors has validly appointed an Audit Committee whose composition satisfies the requirements of Rule 4350(d)(2) of the Rules of the National Association of Securities Dealers, Inc. (the “NASD Rules”) and the Board of Directors and/or the Audit Committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules.  The Audit Committee has reviewed the adequacy of its charter within the past 12 months.

(o)        The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act).  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.  The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(p)        The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering the acts and omissions of directors and officers, real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that might not reasonably be expected to have a Material Adverse Effect.

(q)        The Company or the Subsidiary has not sustained since the date of the latest financial statements included in the Prospectus any losses or interferences with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus or other than any losses or interferences which might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)         No labor dispute with employees of the Company exists or, to the Company’s knowledge, is imminent which might reasonably be expected to have a Material Adverse Effect.  No collective bargaining agreement exists with any of the Company’s employees and, to the Company’s knowledge, no such agreement is imminent.

(s)        Except as disclosed in the Registration Statement and the Prospectus, the Company owns or possesses adequate rights to all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, copyrights and other information (collectively, “Intellectual Property”) owned or licensed by the Company that are necessary to conduct its business as described in the Registration Statement and the Prospectus, except where any failure to own, or possess rights to use, such Intellectual Property, individually or in the aggregate, might not reasonably be expected to have a Material Adverse Effect.  Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor the Subsidiary has received any notice of, or has any knowledge of, (i) any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property or (ii) any infringement of or conflict with asserted rights of others by the Company with respect to any Intellectual Property which, in either case, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, might reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  To the Company’s knowledge, none of the patent rights owned or licensed by the Company is unenforceable or invalid, except such unenforceability or invalidity which, individually or in the aggregate, might not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.  The Company has duly and properly filed or caused to be filed with the U.S. Patent and Trademark Office (the “PTO”) and appropriate foreign and international patent authorities all patent applications described or referred to in the Prospectus,  and has complied with the PTO’s duty of candor and disclosure for each of the Company-prosecuted U.S. patents and patent applications.  The Company’s patent rights are not currently licensed to third parties.

(t)         The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market.  Except as described in the Registration Statement and the Prospectus, the Company has not received any notification that the Commission or the NASD is contemplating terminating such registration or listing.  The Company has taken all actions necessary to list the Offered Securities for quotation on the Nasdaq Capital Market.

(u)        Pursuant to the “safe harbor” provided to bona fide research and development companies under Rule 3a-8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), the Company is not and, after giving effect to the offering sand sale of the Offered Securities, will not be an “investment company,” as such term is defined in the Investment Company Act;

(v)        The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Offered Securities, will not distribute, any offering materials in connection with the offering and sale of the Offered Securities other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act and the Rules and Regulations.

(w)       Neither the Company nor, to its knowledge, any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities.  The Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the Nasdaq Stock Market in accordance with Regulation M under the Exchange Act.

(x)        The Company is in compliance in all material respects with all currently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), except where a failure to so comply might not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; to the Company’s knowledge, no unwaivable “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(y)        Except as set forth in the Registration Statement and Prospectus, (i) the Company and the Subsidiary is in material compliance with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) which are applicable to its business, (ii) the Company or the Subsidiary has received no notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the Registration Statement and Prospectus, (iii), to the Company’s knowledge, the Company is not currently required to make future material capital expenditures to comply with Environmental Laws and (iv), to the Company’s knowledge, no property that is owned, leased or occupied by the Company has been designated a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law.

(z)        The Company has caused each executive officer and director listed on Schedule II hereto to furnish to the Underwriters, on or prior to the date of this Underwriting Agreement, a letter or letters, in form and substance satisfactory to the Underwriters (the “Lock-up Agreements”), pursuant to which such person shall agree not to, directly or indirectly, for a period commencing on the date of this Underwriting Agreement and ending on the close of business on the ninetieth (90th) day after the date of the Final Prospectus Supplement (the “Lock-up Period”), offer, sell, pledge, contract to sell, grant any option to purchase, grant a security interest in, hypothecate or otherwise sell or dispose of (collectively, a “Disposition”) any shares of Common Stock (including without limitation, shares of Common Stock that may be deemed to be beneficially owned by such person in accordance with the Rules and Regulations and shares of Common Stock that may be issued upon the exercise of a stock option or warrant) or any securities convertible into, derivative of or exchangeable or exercisable for Common Stock (collectively, “Securities”), owned directly by such person or as to which such person has the power of disposition, in any such case whether owned as of the date of such letter or acquired thereafter, except for such Dispositions that are expressly permitted by the Lock-Up Agreements.  Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-up Period, or (ii) prior to the expiration of the Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-up Period, the restrictions imposed by the Lock-up Agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by any Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Securities Exchange Act.  The foregoing restrictions have been expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction, as more fully described in the Lock-up Agreements.  Furthermore, such person has also agreed and consented to the entry of stop transfer instructions with the Company’s transfer agent against the transfer of the Securities held by such person except in compliance with this restriction.  The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements currently in effect or effected hereby.  The Company hereby represents and warrants that it will not release, prior to the expiration of the Lock-up Period, any of its officers or directors from any Lock-up

Agreements currently existing or hereafter effected without the prior written consent of Pacific Growth Equities, LLC.

(aa)      There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of the members of the families of any of them, except as disclosed in the Registration Statement and the Prospectus.

(bb)     To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers or directors or, to the Company’s knowledge, any of the Company’s 5% or greater security holders, except as set forth in the Registration Statement or the Prospectus.

(cc)      The Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus Supplement, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than shares issued in a public offering pursuant to a valid and effective registration statement filed with the Commission or shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.  There are no registration rights with respect the Company’s securities that have not been complied with or properly waived in connection with the Registration Statement or the Prospectus.

(dd)     To the Company’s knowledge, after reasonable inquiry, the clinical and pre-clinical studies conducted by or on behalf of the Company that are described in the Prospectus or the results of which are referred to in the Prospectus were and, if still pending, are being conducted in material compliance with all applicable U.S. Food and Drug Administration (the “FDA”) laws and regulations.  The descriptions in the Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other “large well-controlled” studies or tests the aggregate results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus.  Except to the extent disclosed in the Registration Statement and the Prospectus, to the Company’s knowledge, the Company is operating in compliance, in all material respects, with all applicable rules and regulations of the FDA; and, except to the extent disclosed in the Registration Statement and the Prospectus, the Company has not received any written notices from the FDA or any other governmental agency requiring the termination, suspension or material modification of any clinical or pre-clinical studies that are described in the Prospectus or the results of which are referred to in the Prospectus.

The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 of this Underwriting Agreement, counsel for the Company and counsel for the Underwriters will rely upon the accuracy and truth of the foregoing representations, and the Company hereby consents to such reliance.

2.          Purchase, Sale and Delivery of Offered Securities.  On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each of the

Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $2.79 per share, the respective number of Firm Shares set forth opposite the name of such Underwriter in Schedule I annexed hereto.

The Company will deliver the Firm Shares to the respective accounts of the Underwriters against payment of the purchase price in cash by wire transfer of immediately available funds to an account or accounts of the Company, which accounts have been designated by the Company in writing at least one day prior to the Closing Date at the office of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110, at 7:00 A.M., Pacific Standard Time, on November 28, 2005, or at such other time not later than seven full business days thereafter as the Underwriters and the Company may mutually agree, such time being herein referred to as the “Closing Date.”  The certificates for the Firm Shares so to be delivered will be in definitive form, in such denominations and registered in such names as the Underwriters request and (i) will be made available for checking and packaging at the above office of Ropes & Gray LLP, at least 24 hours prior to the Closing Date or (ii) delivered through the facilities of the Depositary Trust Company (“DTC”) for the respective accounts of the Underwriters.

In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase, severally and not jointly, the Option Shares at the price per share as set forth in the first paragraph of this Section 2.  The number of Option Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine solely to eliminate fractional shares).  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Underwriting Agreement, by the Underwriters, to the Company setting forth the number of Option Shares to be purchased and the time and date at which such certificates are to be delivered in the same manner as the Firm Shares certificates.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Underwriters, but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of notice of exercise of the option is three or more business days before the Closing Date, the notice of exercise shall set the Option Closing Date as the Closing Date.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  The Underwriters may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares will be made on the Option Closing Date in immediately available funds by wire transfer to the order of the Company for the Option Shares to be sold by it against delivery of certificates therefor at the offices of Ropes & Gray LLP, One International Place, Boston, Massachusetts 02110 in the same manner as the delivery of the Firm Shares.

3.          Offering by Underwriters.  It is understood that the Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

4.          Certain Agreements of the Company.  The Company agrees with the Underwriters:

(a)        (i) to furnish such information as may be required and otherwise to cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such states as the Underwriters may designate and to maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of the process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities); and (ii) to promptly advise the Underwriters of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

(b)        to make available to the Underwriters, as soon as practicable after the execution and delivery of this Underwriting Agreement, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may reasonably request for the purposes contemplated by the Act; in case the Underwriters are required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Offered Securities, the Company will prepare promptly upon request such amendment or amendments to the Registration Statement and such prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; without limiting the generality of the foregoing and notwithstanding anything herein to the contrary, the Company shall deliver to the Underwriters a true, correct and complete electronic copy of (i) the Base Prospectus prior to or concurrently with the execution hereof and (ii) the Final Prospectus Supplement no later than 11:59 p.m., Pacific Standard Time, on the date hereof;

(c)        to advise the Underwriters promptly, confirming such advice in writing (if requested by the Underwriters), (i) when any post-effective amendment to the Registration Statement becomes effective and (ii) when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d)        to advise the Underwriters promptly, confirming such advice in writing (if requested by the Underwriters), of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every commercially reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and, for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Offered Securities, to file no such amendment or supplement to which the Underwriters shall object in writing;

(e)        if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) of the Act;

(f)         (i) to the extent not publicly filed, to furnish to the Underwriters for a period of one (1) year from the date of this Underwriting Agreement copies of any reports or other communications which the Company shall send to its stockholders and (ii) such other information publicly disclosed by the Company as the Underwriters may reasonably request in writing regarding the Company, in each case as soon as reasonably practicable after such reports, communications, documents or information become available, or are requested in writing by the Underwriters;

(g)        to advise the Underwriters promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Offered Securities is required to be delivered under the Act which would require the making of any change in the Prospectus then being used, so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading and, during such time, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish the Underwriters a copy of such proposed amendments or supplements before filing any such amendment or supplement with the Commission;

(h)        to furnish the Underwriters five (5) conformed copies of the initial registration statement and of all amendments thereto (including all exhibits thereto);

(i)         to apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(j)         to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each preliminary prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Offered Securities, (iii) the printing of this Underwriting Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (iv) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state laws as aforesaid (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys to the Underwriters, (v) any listing of the Offered Securities on any securities exchange or qualification of the Offered Securities for quotation on the Nasdaq Capital Market and any registration thereof under the Exchange Act, (vi) the review, if any, of the public offering of the Offered Securities by the NASD (including associated filing fees and the reasonable legal fees and disbursements of counsel for the Underwriters), (vii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offer and sale of the Offered Securities to prospective investors and the Underwriters’ sales force, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (viii) the performance of the other obligations of the Company hereunder; provided, however, that except as otherwise set forth in this Underwriting Agreement, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters;

(k)        for so long as the delivery of the Prospectus is required in connection with the offer or sale of the Offered Securities, to furnish to the Underwriters a reasonable period of time before filing with the Commission a copy of any document proposed to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act and to not make any filing to which the Underwriters reasonably object;

(l)         to not take, directly or indirectly, any action designed to or which may constitute or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities;

(m)       not to, for a period commencing on the date of this Underwriting Agreement and ending on the close of business on the ninetieth (90th) day after the date of the Final Prospectus Supplement, without the prior written consent of Pacific Growth Equities, LLC, effect the Disposition of, directly or indirectly, any Securities other than the sale of the Offered Securities hereunder; provided that nothing in this Underwriting Agreement shall prevent the Company’s issuance of (i) equity securities under the Company’s currently authorized equity incentive plans, including its employee stock purchase plan, or upon exercise of outstanding equity awards, (ii) securities issued or sold in connection with any corporate strategic development or similar transaction or (iii) any merger or acquisition transaction approved by the Company’s board of directors.  Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of such 90-day period, or (ii) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restriction imposed hereby shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event; provided, however, that this sentence shall not apply if any research published or distributed by any Underwriter on the Company would be compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Securities Exchange Act.

(n)        to file timely all reports and any definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act and the Rules and Regulations subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Securities, and to promptly notify the Underwriters of such filing;

(o)        if, at the time this Underwriting Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement or an additional registration statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment or additional registration statement to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when such post-effective amendment or additional registration statement has become effective; and

(p)        to use all commercially reasonable efforts to maintain the quotation of the Offered Securities on the Nasdaq Capital Market and to file with the Nasdaq Capital Market all documents and notices required by the Nasdaq Capital Market of companies that have securities traded in the over-the-counter market and quotations for which are reported by the Nasdaq Capital Market.

5.          Reimbursement of Underwriters’ Expenses.  If the Offered Securities are not delivered for any reason other than the termination of this Underwriting Agreement pursuant to the second paragraph of Section 7 hereof or the default by the Underwriters in their obligations hereunder, the Company agrees, in addition to paying the amounts described in Section 4(j) hereof, to reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.          Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy of the representations and warranties on the part of the Company herein as of the Closing Date or the Option Closing Date, as the case may be, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)        The Underwriters shall have received, on the date hereof, and on the Closing Date and the Option Closing Date, as the case may be, a comfort letter dated as of the date of this Underwriting Agreement and as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Act and the related published Rules and Regulations, and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in or incorporated by reference in the Registration Statements and the Prospectus.

(b)        The Registration Statement shall have become effective under the Act prior to the date of this Underwriting Agreement.  The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(c) of this Underwriting Agreement.  Prior to the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(c)        Between the time of execution of this Underwriting Agreement and the Closing Date or the Option Closing Date, as the case may be, (i) no change, development or event shall have occurred or become known to the Company, that might be reasonably expected to result in a Material Adverse Effect (other than as specifically described in the Registration Statement and Prospectus) and (ii) no transaction which is material to the Company shall have been entered into by the Company, except as required or permitted by this Underwriting Agreement.

(d)        The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, an opinion of Ropes & Gray LLP, counsel for the Company, addressed to the Underwriters, dated as of the Closing Date or the Option Closing Date, as the case may be, and in form reasonably satisfactory to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriters, which opinion shall be in substantially the form attached hereto as Annex A.

(e)        The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, the opinion of Wolf, Greenfield & Sacks, P.C., patent counsel for the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and in form reasonably satisfactory to Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriters, which opinion shall be in substantially the form attached hereto as Annex B.

(f)         The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, the opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, counsel for the Underwriters, dated as of the Closing Date or the Option Closing Date, as the case may be, with respect to the issuance and sale of the Offered Securities by the Company, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(g)        The Underwriters shall have received, on the Closing Date and the Option Closing Date, as the case may be, a certificate of the President and Chief Executive Officer and Senior Vice President, Chief Financial Officer and Treasurer of the Company, dated as of the Closing Date or the Option Closing Date, as the case may be, in which such officers, to their knowledge after reasonable investigation, shall state that:  the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects (if not qualified by materiality or by a reference to a Material Adverse Effect) and in all respects (if qualified by materiality or by reference to a Material Adverse Effect); the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date or Option Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the respective date of the Company’s most recent financial statements in the Prospectus, there has been no Material Adverse Effect, nor any change, development or event that might be reasonably likely to result in a Material Adverse Effect, except as set forth in or contemplated by the Prospectus.

(h)        The Company shall have obtained and delivered to the Underwriters the Lock-up Agreements referred to in Section 1(z) hereof.

(i)         The Company has furnished to the Underwriters a schedule, in form reasonably satisfactory to the Underwriters, of its U.S. Patents, U.S. Applications, Non-U.S. Patents and Non-U.S. Applications.

(j)         The Company shall have furnished to the Underwriters such further certificates and documents as the Underwriters shall reasonably request (including certificates of officers of the Company), as to the accuracy and completeness of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder and as to the other conditions concurrent and precedent to the obligations of the Underwriters hereunder.

(k)        At the Closing Date or the Option Closing Date, as the case may be, the Offered Securities shall be eligible to be traded on the Nasdaq Capital Market, subject to official notice of issuance, if applicable.

7.          Effective Date of Underwriting Agreement; Termination.  This Underwriting Agreement shall become effective when the parties hereto have executed and delivered this Underwriting Agreement.

The obligations of the Underwriters hereunder shall be subject to termination in the absolute discretion of Pacific Growth Equities, LLC if (x) since the time of execution of this Underwriting Agreement or the earlier respective dates as of which information is given in the Registration Statement or Prospectus, there has been any material adverse change, or any development reasonably likely to result in a material adverse change, in the business, operations, properties, condition (financial or other), business, properties, or results of operations of the Company which would, in the judgment of Pacific Growth Equities, LLC, make it impracticable or inadvisable to proceed with the offering or delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus or (y) at any time prior to the Closing Date or the Option Closing Date, as the case may be, (i) trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market shall have been generally suspended or material limitations or minimum prices shall have been established on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, (ii) a general moratorium on commercial banking activities shall have been declared by either the Federal or New York State authorities or there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iii) there is an outbreak or escalation of hostilities or acts of terrorism involving the United States or the declaration by the United States of a national emergency or war or an occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event in the judgment of Pacific Growth Equities, LLC makes it impracticable or inadvisable to proceed with the offering or the delivery of the Offered Securities on the terms and in the manner contemplated by the Prospectus.

If the Underwriters elect to terminate this Underwriting Agreement as provided in this Section 7, the Company shall be notified promptly by the Underwriters.

If the sale to the Underwriters of the Offered Securities, as contemplated by this Underwriting Agreement, is not carried out by the Underwriters for any reason permitted under this Underwriting Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Underwriting Agreement, the Company shall not be under any obligation or liability under this Underwriting Agreement (except to the extent provided in Sections 4(j), 5 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Underwriting Agreement (except to the extent provided in Section 8 hereof).

8.          Indemnification and Contribution.

(a)        The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which, jointly or severally, such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in such Registration Statement, the Prospectus, any amendment or supplement thereto or any related preliminary prospectus, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of such Underwriter to the Company expressly for use with reference to such Underwriter in such Registration Statement, such Prospectus, or any amendment or supplement thereto or any related preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Prospectus, or any amendment or supplement thereto or any related preliminary prospectus or necessary to make such information not misleading.

(b)        Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including but not limited to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished by or on behalf of such

Underwriter to the Company expressly for use with reference to such Underwriter in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement, such Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or necessary to make such information not misleading.

(c)        Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action in respect of which indemnity could be sought under this Section 8, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party in writing of the commencement thereof, but the failure to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party, except to the extent (but only to the extent) such indemnifying party is prejudiced thereby.  In case any such action is brought against any indemnified party and the indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party for separate counsel retained by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party shall have the right to employ one separate counsel (in addition to any local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of the counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or the other indemnified parties which are inconsistent with those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action, or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  Any such separate counsel for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by Pacific Growth Equities, LLC, and any such separate counsel for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)        If for any reason the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriter, in each case as reflected on the cover page of the Final Prospectus Supplement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take into account the equitable considerations referred to above.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).  Notwithstanding the provisions of this subsection (d) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)        The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have; and the obligations of the Underwriters under this Section shall be in addition to any liability which the Underwriters may otherwise have.

(f)         The indemnity and contribution agreements, including, without limitation, with respect to the payment of expenses, contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Underwriting Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriters, their partners, directors or officers or any person (including each partner, officer or director of such person) who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls any of the foregoing within the meaning of Section 15 of the Act, Section 20 of the Exchange Act, and shall survive the termination of this Underwriting Agreement or the issuance and delivery of the Offered Securities.  The Company and the Underwriters agree promptly to notify each other of the commencing of any action in respect of indemnity against it and against any of the officers or directors of the Company in connection with the issuance and sale of the Offered Securities, or in connection with the Registration Statement or Prospectus.

9.          Notices.  All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, hand-delivered, sent via electronic mail (and confirmed by letter) or facsimile (and confirmed by letter) to the Underwriters c/o Pacific Growth Equities, LLC, One Bush Street, Suite 1700, San Francisco, California, 94104, facsimile number (415) 274-6849, Attention:  Howard Bernstein, Director of Compliance, with a copy to Deborah A. Marshall, Esq., Three Embarcadero Center, Seventh Floor, San Francisco, California 94111, facsimile number (415) 217-5910; if sent to the Company, such notice shall be mailed, hand-delivered, sent via electronic mail (and confirmed by letter) or facsimile (and confirmed by letter) to 155 Federal Street, Boston, MA 02110, facsimile number, (617) 933-2131, electronic mail address, mduffy@pther.com, Attention: Michael P. Duffy, Senior Vice President and General Counsel, with a copy to Steven A. Wilcox Esq., Ropes & Gray LLP, One International Place, Boston, MA 02110, facsimile number (617) 951-7050.

10.        Information Furnished by the Underwriters.  The statements set forth in the last paragraph of the cover of the Final Prospectus Supplement and in the third and ninth paragraphs under the caption “Underwriting” in the Final Prospectus Supplement constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 8 hereof.

11.        No Fiduciary Duty. The Company acknowledges that in connection with the offering of the Offered Securities: (a) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (b) the Underwriters owe the Company only those duties and obligations set forth in this Underwriting Agreement and (c) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Offered Securities.

12.        Parties at Interest.  This Underwriting Agreement has been and is made solely for the benefit of the Underwriters, the Company and, to the extent provided in Section 8 hereof, the controlling persons, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

13.        Applicable Law.  This Underwriting Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of laws.

14.        Successors and Assigns.  This Underwriting Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor assign of any substantial portion of the Company’s or any of the Underwriters’ business and/or assets.

15.        Entire Agreement.  This Underwriting Agreement constitutes the entire agreement of the parties hereto and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

16.        Amendments.  This Underwriting Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

17.        Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Underwriting Agreement.

18.        Counterparts.  This Underwriting Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

If the foregoing correctly sets forth the understanding between the Company and the Underwriters, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement between the Company and the Underwriters.

Very truly yours,

POINT THERAPEUTICS, INC.

By:	/s/ Michael P. Duffy
	Name:	Michael P. Duffy
	Title:	Senior Vice President and General Counsel

Accepted and agreed to as of the date
first above written:

PACIFIC GROWTH EQUITIES, LLC

CIBC WORLD MARKETS CORP.

As Representatives of the several Underwriters

By:	PACIFIC GROWTH EQUITIES, LLC

By:	/s/ George J. Milstein
	Name:	George J. Milstein
	Title:	Senior Managing Director

[Signature Page]

Schedule I

Underwriter	Number of Firm Shares

Pacific Growth Equities, LLC	4,830,000

CIBC World Markets Corp.	3,220,000

Total:	8,050,000

Schedule II

Schedule of Lock-Up Agreements

Donald R. Kiepert, Jr.

Richard N. Small

Barry Jones, Ph.D.

Michael P. Duffy

Margaret J. Uprichard, PharmD.

Timothy J. Barberich

Richard Benjamin, MBChB, Ph.D.

Thomas M. Claflin, II

Larry G. Pickering

Daniel T. Roble

William J. Whelan, Jr.

Schedule III

Subsidiaries

Hemapharm Inc., a Delaware corporation

Hemasure A/S, a Denmark corporation

ANNEX A

Opinion of Company Counsel

November 28, 2005

Pacific Growth Equities, LLC

CIBC World Markets Corp.

c/o Pacific Growth Equities, LLC

One Bush Street, Suite 1700

San Francisco, California 94104

Re: 8,050,000 Shares of Common Stock,

$0.01 par value, of Point Therapeutics, Inc.

Ladies and Gentlemen:

We have acted as counsel for Point Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the issuance and sale by the Company of 8,050,000 shares (the “Company Shares”) of its Common Stock, $0.01 par value per share (the “Common Stock”).  This opinion is furnished to you as Representatives of the several Underwriters pursuant to Section 6(d) of the underwriting agreement dated November 21, 2005 (the “Underwriting Agreement”), among the Company, and you as Representatives of the several underwriters listed on Schedule I thereto relating to the issuance and sale of the Shares.  Terms defined in the Underwriting Agreement and not otherwise defined herein are used herein with the meanings so defined.

We have attended the Closing of the sale of the Shares held today.  We have examined signed copies of the registration statement of the Company on Form S-3 (No. 333-121393), together with all amendments and all exhibits thereto (the “Registration Statement”), all as filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); a copy of the prospectus dated January 12, 2005 (“the Base Prospectus”) and the prospectus supplement dated November 21, 2005 to the Base Prospectus filed with the Commission pursuant to Rule 424(b) under the Act (the “Supplemental Prospectus”) (the Base Prospectus and the Supplemental Prospectus are hereinafter referred to together as the “Prospectus”); the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are incorporated by reference in the Prospectus (the “Incorporated Documents”); an executed copy of the Underwriting Agreement; and such other documents as we have deemed appropriate in order to enable us to render the opinions expressed herein.  Additionally, we have relied upon the written order of the Commission to the effect that the Registration Statement became effective on January 12, 2005.

We express no opinion as to the laws of any jurisdiction other than those of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have made inquiries to the extent we believe reasonable about such matters and have relied upon representations made by the Company in the Underwriting Agreement and representations made to us by one or more officers of the Company.  With respect to our opinion set forth in paragraph 4 below, we have not searched the dockets of any court, administrative body, agency or other filing office in any jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that:

1.         The Company is a validly existing corporation in good standing under the laws of the state of Delaware, with corporate power to own its properties and conduct its business as described in the Prospectus, and is qualified to conduct business as a foreign corporation in Massachusetts.  Point Therapeutics Massachusetts, Inc. is a validly existing corporation in good standing with the Secretary of State under the laws of The Commonwealth of Massachusetts, with corporate power to own its property and to conduct its business as described in the Prospectus.

2.         The Shares have been duly authorized and validly issued and are fully paid and nonassessable.  The issuance of the Shares is not subject to preemptive rights arising from the Company’s Certificate of Incorporation, as amended, bylaws or any agreement or instrument listed as an Exhibit to the Registration Statement.

3.         The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

4.         The execution and delivery of the Underwriting Agreement and the issuance and sale by the Company of the Shares will not (i) violate the Certificate of Incorporation, as amended, or By-Laws of the Company, (ii) breach or result in a default under any agreement or instrument listed as an Exhibit to the Registration Statement or (iii) violate any applicable Massachusetts law, Delaware General Corporation Law or United States federal law or regulation or any order, writ, injunction or decree specifically naming the Company, except that we express no opinion as to the indemnification provisions in the Underwriting Agreement or state securities or blue sky laws or as to compliance with the antifraud provisions of federal and state securities laws.

5.         No authorizations or consents of any United States federal, Massachusetts or Delaware governmental entity are required to permit the Company to issue and sell the Shares except such as may be required under state securities or blue sky laws, as to which we express no opinion, and except for such as have been obtained under the Act.

6.         The Company is not subject to regulation as an “investment company” under the Investment Company Act of 1940, as amended, assuming the application of the proceeds from the offering as described in the Prospectus.

The Registration Statement became effective on January 12, 2005.  We do not know of the issuance of any stop order suspending the effectiveness of the Registration Statement by the Commission or of any proceeding for that purpose under the Act.

In the course of the preparation by the Company of the Registration Statement and the Prospectus, we have participated in discussions with your representatives and those of the Company and its independent accountants, in which the business and affairs of the Company and the contents of the Registration Statement and the Prospectus were discussed.  On the basis of information that we have gained in the course of our representation of the Company in connection with its preparation of the Registration Statement and the Prospectus and our participation in the discussions referred to above, we believe that the Registration Statement, as of its effective date, and the Prospectus, as of its date (including, in each case, the Incorporated Documents), complied as to form in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder; and we do not know of any legal or governmental proceeding to which the Company or any of its subsidiaries is a party or to which any of their property is subject required to be described in the Prospectus which is not so described, nor of any contract or other document of a character required to be described in the Prospectus or to be filed as an exhibit to the Registration Statement which is not so described or filed.  Further, based on such information and participation, nothing that has come to our attention has caused us to believe that as of its effective date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  We express no opinion, however, as to the financial statements, including the notes and schedules thereto, or any other financial, statistical or accounting information set forth or referred to in the Registration Statement or the Prospectus.

The limitations inherent in the independent verification of factual matters and the nature of the determinations involved in our review are such that we do not assume any responsibility for the accuracy, completeness or fairness of the statements made or the information contained in the Registration Statement or Prospectus except for those made under the caption “Description of Capital Stock”, which accurately summarize in all material respects the provisions of the laws and documents referred to therein.

This opinion is furnished by us to you as Representatives of the several Underwriters and, except as otherwise expressly consented to by us in writing, is solely for the benefit of the several Underwriters.

Very truly yours,

Ropes & Gray LLP

ANNEX B

Opinion of Patent Counsel

Wolf, Greenfield & Sacks, P.C. has acted as patent counsel to the Company in the preparation, filing and/or prosecution of the Patents (as defined below) and Applications (as defined below) owned by the Company and that such counsel is of the opinion that:

A.       The Company is either the sole assignee at the PTO or is the exclusive licensee of each of the patents listed under the heading “U.S. Patents of the Company” on Schedule III hereof (the “U.S. Patents”) and each of the patent applications listed under the heading “U.S. Patent Applications of the Company” on Schedule III hereof (the “U.S. Applications”).  To the best knowledge of such counsel, the Company owns or is the exclusive licensee of 16 issued U.S. Patents and 15 pending U.S. Applications.  Such counsel knows of no claims by others (excluding the ownership claims of Tufts University a/k/a Trustees of Tufts College (“Tufts”) to the U.S. Patents or U.S. Applications whose WGS Reference Numbers as listed on Schedule III begin with I0254 and the U.S. Government’s “march-in” rights with respect to U.S. Patents or U.S. Applications claiming inventions developed with federal funds) to any ownership interest or lien with respect to any of the U.S. Patents or U.S. Applications.  To such counsel’s knowledge, none of the U.S. Patents is the subject of an interference, reexamination, reissue examination or declaratory action.  To such counsel’s knowledge, none of the U.S. Applications is the subject of an appeal or interference;

B.        The Company is either the sole assignee at the appropriate foreign office or the exclusive licensee of each of the 72 foreign patents listed under the heading “Non-U.S. Patents of the Company” on Schedule III hereof (the “Non-U.S. Patents”) (collectively, the U.S. Patents and Non-U.S. Patents are referred to herein as the “Patents”) and each of the 66 foreign patent applications listed under the heading “Non-U.S. Patent Applications of the Company” on Schedule III hereof (the “Non-U.S. Applications”) (collectively, the U.S. Applications and the Non-U.S. Applications are referred to herein as the “Applications”).  Such counsel is not aware of claims by others (excluding the ownership claims of Tufts to the Non-U.S. Patents or Non-U.S. Applications whose WGS Reference Numbers as listed on Schedule III begin with I0254 and the U.S. Government’s “march-in” rights with respect to Non-U.S. Patents or Non-U.S. Applications claiming inventions developed with federal funds) to any ownership interest or lien with respect to any of such Non-U.S. Patents or Non-U.S. Applications.  To such counsel’s knowledge, none of the Non-U.S. Patents is the subject of an opposition, national invalidation proceeding or national court proceeding.  To such counsel’s knowledge, none of the Non-U.S. Applications is the subject of an appeal or final rejection, except that the two Non-U.S. Applications with application numbers listed on Schedule III as JP HEI3-508358 and JP 10-548239 are the subject of an appeal;

C.        Except as described in the Prospectus, and any amendment(s) thereto, such counsel is not aware that the Company lacks or will be unable to obtain rights to all Intellectual Property necessary to the conduct of its business as now or proposed to be conducted by the Company as described in the Prospectus and any amendment(s) thereto.  Such counsel is not aware of any facts that (a) would preclude the Company from having clear title to the Patents and

B-1

Applications whose WGS Reference Numbers as listed on Schedule III begin with I0248, or (b) would lead such counsel to conclude that any of the Patents are invalid or unenforceable;

D.       Such counsel is not aware of any material defects of form in the preparation, filing or prosecution of the Applications on behalf of the Company or Tufts, as applicable.  To the best of such counsel’s knowledge, the Company, the Company’s patent counsel, and to such counsel’s knowledge respecting the patent counsel of Tufts, have complied with the PTO duty of candor and disclosure before the PTO for each of the U.S. Patents and U.S. Patent Applications.  To such counsel’s knowledge, the Company does not have a present intention to abandon any of the Applications;

E.        Such counsel is not aware of any pending or threatened notification, action, suit, proceeding or claim by governmental authorities or others that the Company is infringing or otherwise violating any patents, trademarks, trade secrets or other intellectual property that is not owned or licensed by the Company;

F.        Such counsel is not aware of any pending or threatened actions, suits, proceedings or claims by governmental authorities or others challenging the validity, enforceability or scope of the Applications or Patents, other than the patent application proceedings themselves;

G.        Such counsel is not aware of any infringement on the part of others of the Patents, Applications or trademarks of the Company or the misappropriation on the part of others of any trade secrets, know-how or other proprietary rights of the Company; and

H.       Except as described in the Prospectus and any amendment(s) thereto, such counsel has no knowledge of any United States, European Patent Convention or Japanese patent rights of others which are or would be infringed by the Company’s products or applications of the Company’s products referred to in the Prospectus and any amendment(s) thereto.

Nothing has come to the attention of such counsel which causes such counsel to believe that the information with respect to the Company’s Intellectual Property, or with respect to any infringement by the Company of the Intellectual Property of others, contained in (a) the Registration Statement, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (b) the Prospectus, or any amendments thereof, contained or contains an untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

In connection with this opinion, as to factual matters, we have relied on representations and warranties of the Company.  However, nothing has come to our attention which leads us to believe that such representations and warranties are not true and correct in all material respects.

As used in this opinion, the expression “to our knowledge” and similar expressions refer to the actual knowledge of those attorneys currently in our firm who have provided substantive attention to legal matters for the Company, but not including any constructive or imputed notice

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of any information and without independent factual investigation for the purpose of rendering an opinion.

We express no opinions or views with respect to the Company’s compliance or non-compliance with applicable securities laws, including any applicable anti-fraud provisions. We also express no opinion other than as to the laws of the United States and the State of Massachusetts.

The foregoing opinion is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.

This opinion, which we have furnished to you in connection with the transactions contemplated, is solely for your benefit and may not be relied upon, used, circulated, summarized, referred to or quoted (except in connection with the contemplated transactions) by any other person or for any other purpose, without our prior written consent.

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